UNITED STATES SECURITIES
AND
EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act to 1934

Date of Report: March 9, 2005

FIRST OAK BROOK BANCSHARES, INC.

DELAWARE (State or other jurisdiction of incorporation or organization)	0-14468 (Commission File Number)	36-3220778 (I.R.S. Employer Identification No.)

1400 Sixteenth Street, Oak Brook, IL 60523
Telephone Number (630) 571-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Company’s succession planning strategy, on March 4, 2005, the Company and Eugene P. Heytow, its current Chairman of the Board, age 70, entered into a letter agreement and general release (the “Agreement”) regarding Mr. Heytow’s retirement from the Company. On May 10, 2005, the date of the Annual Meeting of Stockholders of the Company, Mr. Heytow will become the non-executive Chairman of the Board and a consultant to the Company and will cease to be its Chief Executive Officer. Mr. Heytow’s term as non-executive Chairman of the Board will be for one year but may be extended for an additional year. Mr. Heytow’s consultant relationship will terminate no later than December 31, 2006. In his new capacity, Mr. Heytow will no longer be an officer of the Company.

Material terms of the Agreement include:

      • Mr. Heytow will receive a cash retainer for serving as non-executive Chairman of the Company in the amount of $75,000 per annum;

      • Commencing January 1, 2006, Mr. Heytow will receive from the Company an annual pension benefit of $78,000 pursuant to a Supplemental Pension Benefit Agreement between the Company and Mr. Heytow, dated October 19, 1994;

      • Commencing June 1, 2005, Mr. Heytow will receive from the Company an annual post-employment payment of $80,000 for the next 12 years pursuant to an Agreement Regarding Post-Employment Restrictive Covenants between the Company and Mr. Heytow, dated October 19, 1994;

      • On May 10, 2005, 9,000 unvested stock options currently held by Mr. Heytow will become fully vested and the expiration date of the stock options will be extended to August 1, 2007; and

      • Commencing May 10, 2005, Mr. Heytow will be paid a consulting fee at the rate of $250,000 per annum that will terminate no later than December 31, 2006.

A copy of the Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Agreement described in Item 1.01 above, the Transitional Employment Agreement between the Company and Mr. Heytow, dated January 26, 1999, will terminate on May 10, 2005 and did not result in the payment of any additional compensation.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Agreement described in Item 1.01 above, Mr. Heytow will retire as Chief Executive Officer of the Company on May 10, 2005. Mr. Heytow’s successor as Chief Executive Officer of the Company will be its current President, Richard M. Rieser, Jr. Mr. Rieser will be appointed Chief Executive Officer of the Company on May 10, 2005. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits.

Exhibit	Description
99.1	Agreement between First Oak Brook Bancshares, Inc. and Eugene P. Heytow.

99.2	Press Release issued by First Oak Brook Bancshares, Inc., dated March 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OAK BROOK BANCSHARES, INC. (Registrant)

Date: March 9, 2005	/S/ ROSEMARIE BOUMAN
Rosemarie Bouman Vice President and Chief Financial Officer

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